UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on Monday, June 16, 2014.

(b) At the annual meeting, the Company’s stockholders voted on five proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one year. There were 74,856,795 broker non-votes with respect to the proposal.

Nominee	For	Withheld
H. Craig Dees, Ph.D.	42,893,826	3,656,277
Timothy C. Scott, Ph.D.	43,923,184	2,626,919
Jan E. Koe	43,212,873	3,337,230
Kelly M. McMasters, M.D., Ph.D.	43,492,767	3,057,336
Alfred E. Smith, IV	43,706,542	2,843,561

Proposal 2. The Company’s stockholders approved and adopted an amendment to our Certificate of Incorporation to increase the number of shares of common stock, par value, $.001 per share, that we are authorized to issue from 250,000,000 to 300,000,000 shares. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
103,903,947	12,339,593	5,163,358

Proposal 3. The Company’s stockholders approved and adopted the Provectus Biopharmaceuticals, Inc. 2014 Equity Compensation Plan. There were 74,856,795 broker non-votes with respect to the proposal.

For	Against	Abstain
31,297,002	12,429,763	2,823,338

Proposal 4. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers. There were 74,856,795 broker non-votes with respect to the proposal.

For	Against	Abstain
30,663,132	13,512,283	2,374,688

Proposal 5. The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent auditor for 2014. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
113,225,755	2,960,825	5,220,318

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Peter R. Culpepper
Peter R. Culpepper Chief Financial Officer and Chief Operating Officer